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EXHIBIT 10.28


                          PACIFIC ENERGY RESOURCES LTD.
                             1065 WEST PIER E STREET
                            LONG BEACH, CA 90802-1015


                                  June 29, 2006


Laurus Master Fund, Ltd.
c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
George Town
South Church Street
Grand Cayman, Cayman Islands

Gentlemen:

             Laurus Master Fund, Ltd. ("Laurus") has agreed to provide certain financial accommodations to Carneros Energy, Inc., a Delaware corporation ("Carneros"), and Gotland Oil, Inc., a Texas corporation ("Gotland", and collectively with Carneros, the "Companies" and each a "Company"), pursuant to a Securities Purchase Agreement, dated as of May 31, 2006 (as amended, restated or otherwise modified from time to time, the "Purchase Agreement"), among the Companies, Carneros Acquisition Corp., a Delaware corporation ("Holdings"), and Laurus. As a condition to Laurus' agreement to fund the transactions contemplated by the Purchase Agreement notwithstanding the existence of certain defects and irregularities of title relating to the oil and gas properties owned by the Companies as more specifically set forth in EXHIBIT A hereto (the "Title Exceptions"), Pacific Energy Resources Ltd. ("Pacific"), the indirect parent of the Companies, has agreed to enter into this letter agreement (as amended, modified and supplemented from time to time, this "Agreement") providing, among other things, for certain indemnification rights to Laurus as more specifically set forth herein.

             In consideration of Laurus' agreement to fund the transactions contemplated by the Purchase Agreement notwithstanding the existence of the Title Exceptions, Pacific hereby agrees to indemnify, protect, defend and hold harmless Laurus from and against any and all Claims (as defined below) relating in any manner whatsoever to the Title Exceptions. Pacific hereby acknowledges that the Companies are indirect subsidiaries of Pacific, and as consideration for entering into this Agreement, Pacific shall derive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement.

             In connection with the foregoing, the parties hereto agree as follows:

         1. As used herein, "Claim" shall mean any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys', consultants' and experts' fees, expenses and disbursements) of any kind or nature whatsoever by whomsoever asserted which may now or at any time hereafter be imposed upon, incurred by or asserted against Laurus and/or the properties, in each case, to which the Title Exceptions relate (the "Properties").


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         2. Pacific hereby agrees, but only to the extent of $6,188,995 or such lesser amount as would be required to indefeasibly pay in full all obligations and liabilities (the "Obligations") of Holdings and the Companies to Laurus under the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement), in each case together with all fees and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating or incidental to the enforcement or protection of Laurus' rights hereunder (the "Indemnification Cap"), to indemnify, protect, defend and hold harmless Laurus from and against any and all Claims.

         3. If any of the Title Exceptions shall at any time be cured to the satisfaction of Laurus, then the Indemnification Cap shall be reduced by an amount equal to the value attributed to the Title Exception which has been so cured as set forth on EXHIBIT A hereto.

         4. (a) Promptly after Laurus learns of any Claim or the commencement of any action, suit or proceeding in respect of any Claim, Laurus shall notify Pacific thereof in writing; but the failure by Laurus promptly to give such notice shall not relieve Pacific of any liability which it may have to Laurus hereunder.

             (b) If a Claim arises or is in existence at a time during which Laurus is not exercising its rights as a secured creditor with respect to any of the properties set forth on Exhibit B hereto (the "Secured Creditor Remedies"), within sixty (60) days of its receipt of the notice of such Claim as specified in clause (a), then Pacific shall deposit into an escrow account held by Laurus' attorneys for the benefit of Laurus, pursuant to an escrow agreement satisfactory to the escrow agent, the amount attributable to such Claim as set forth on EXHIBIT B hereto (or such lesser amount as may be agreed to in writing by Laurus) (the "Escrow Amount"). Upon the issuance of a final non-appealable judgment of a court of competent jurisdiction with respect to the validity of such Claim or disposition of such Claim by a bona fide settlement or compromise of such Claim (or other resolution satisfactory to and agreed to in writing by Laurus), the Escrow Amount shall be released from escrow as follows: (i) if such Claim is found to be valid or such Claim is decided to be valid by a bona fide settlement or compromise, then the Escrow Amount shall be paid to Laurus or (ii) if such Claim is found to be invalid, the Escrow Amount shall be returned to Pacific, but such return to Pacific shall not relieve Pacific of its indemnification obligations hereunder unless and until the Title Exceptions shall be cured to Laurus' satisfaction. All amounts received by Laurus in respect of the aforementioned Claims shall be applied by Laurus to the obligations and liabilities owing by Holdings and the Companies to Laurus (the "Obligations") in such order as Laurus shall elect.

             (c) If a Claim arises or is in existence at a time during which Laurus is exercising its Secured Creditor Remedies, then notwithstanding the provisions of clause (b), Pacific shall immediately pay to Laurus upon demand by Laurus the amount attributable to such Claim as set forth on EXHIBIT B hereto. All amounts received by Laurus in respect of the aforementioned Claims shall be applied by Laurus to the Obligations in such order as Laurus shall elect.

         5. (a) Pacific acknowledges that Laurus, Holdings and the Companies may at any time and from time to time, either before or after the maturity thereof; without notice to or further consent of Pacific, extend the time of payment of, exchange or surrender any collateral for, or renew or extend any of, the Obligations owing by Holdings and the Companies to Laurus or increase or decrease the interest rate thereon, and Laurus may also make any agreement with Holdings, the Companies or any other person or entity liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement among Laurus, Holdings, the Companies or any such other person or entity, or make any election of rights Laurus may deem desirable under the United States Bankruptcy Code, as amended (the "Code"), or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally (each of the Code and any of the foregoing, an "Insolvency Law") without in any way impairing or affecting this Agreement.

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             (b) To the extent any right of subrogation may exist, Pacific hereby waives such right to be subrogated to any of the rights of Laurus against Holdings or any Company or any collateral security held by Laurus for the payment of the Obligations and Pacific shall not seek or be entitled to any contribution or reimbursement from Holdings and/or any Company until such time as all Obligations shall have been indefeasibly paid in full.

             (c) The obligations of Pacific under this Agreement shall be absolute and unconditional under any and all circumstances, and shall not be to any extent or in any way released, discharged, terminated, impaired or otherwise affected except by performance in full. Pacific hereby knowingly accepts the full range of risk encompassed within this Agreement. Pacific hereby irrevocably waives any and all suretyship defenses and any rights or benefits it may possess under Sections 365(b)(1), 365(c)(2) and 365(e)(2) of the Code in the event a court of competent jurisdiction were to find in any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, arrangement, compromise, plan or similar proceeding relating to Holdings and/or any Company that this Agreement is an executory contract within the meaning of Section 365 of the Code (and Pacific hereby acknowledges that this Agreement shall constitute an executory contract for purposes of Section 365 of the Code). Notwithstanding the foregoing, Pacific shall not be precluded from asserting as a defense against any claim made against it upon hereunder that it has fully performed such obligation in accordance with the terms of this Agreement.

         6. This Agreement shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations indemnified against hereby is rescinded or otherwise must be restored or returned by Laurus (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pacific or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Pacific or any other person or for a substantial part of Pacific's or any of such other person's property, as the case may be, or otherwise, all as though such payment had not been made. Pacific further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and expenses (including, without limitation, legal fees and expenses) incurred by or on behalf of Laurus in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement which are covered by Pacific's indemnification obligations under this Agreement

         7. Each of Pacific and Petrocal Acquisition Corp. ("Petrocal") acknowledges, ratifies and confirms that the defined term "Obligations" under the Master Security Agreement, dated as of December 23, 2005 (as amended, modified or supplemented from time to time), among Pacific, Petrocal and Laurus, and the defined term "Indebtedness" under the Pledge Agreement, dated as of December 23, 2005 (as amended, modified, or supplemented from time to time), between Pacific and Laurus, include, without limitation, all obligations and liabilities of Pacific to Laurus under this Agreement and all other obligations and liabilities of Pacific to Laurus (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the "Obligations").

         8. Each of Pacific and Petrocal acknowledges, ratifies and confirms (i) its grant to Laurus of a security interest and lien in its personal property assets as more specifically set forth in the Securities Purchase Agreement, dated as of December 23, 2005 (as amended, restated or otherwise modified from time to time, the "Pacific Purchase Agreement"), between Pacific and Laurus, and the Related Agreements (as defined in the Pacific Purchase Agreement) (the "Security Interest Grants") and (ii) that the Security Interest Grants secure all Obligations.

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         9. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Pacific, Laurus and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, Pacific, without the prior written consent of Laurus in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder.

         10. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK'S PRINCIPLES OF CONFLICTS OF LAW).

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                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed but one agreement.

                                        Very truly yours,

                                        PACIFIC ENERGY RESOURCES LTD.


                                        By: /S/ DARREN KATIC
                                            ------------------------------------
                                            Name: Darren Katic
                                            Title: President


The foregoing is hereby accepted and
agreed to as of the date set forth above:

LAURUS MASTER FUND, LTD.


By: /S/ EUGENE GRIN
    --------------------------------
    Name: Eugene Grin
    Title: Director

PETROCAL ACQUISITION CORP.


By: /S/ DARREN KATIC
    --------------------------------
    Name: Darren Katic
    Title: President



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